NEWS RELEASE

Media Contact:	Doug Kline
Sempra Energy
(877) 340-8875
www.sempra.com

Financial Contact:	Scott Tomayko/Victor Vilaplana
Sempra Energy
(877) 736-7727
investor@sempra.com

SEMPRA ENERGY ANNOUNCES

IMPROVED 2010 RESULTS

FROM NON-COMMODITIES OPERATIONS

Excluding Sempra Commodities Results, Sempra Energy Reports:

• 2010 Earnings per Share of $3.61, Exceeding Company Guidance
• 34-percent Increase in Fourth-quarter Earnings per Share

SAN DIEGO, Feb. 24, 2011 – Sempra Energy (NYSE: SRE) today reported 2010 earnings of $739 million, or $2.98 per diluted share, compared with 2009 earnings of $1.12 billion, or $4.52 per diluted share.

Excluding the results of Sempra Commodities, whose assets have been sold, Sempra Energy’s earnings per share for the full year rose 14 percent to $3.61 per diluted share in 2010 from $3.16 per diluted share in 2009.  Sempra Commodities recorded a loss of $155 million, or $0.63 per diluted share, in 2010, compared with earnings of $338 million, or $1.36 per diluted share in 2009.

In the fourth quarter 2010, Sempra Energy’s earnings were $280 million, or $1.15 per diluted share, compared with $288 million, or $1.16 per diluted share, in the prior year’s quarter.  Excluding the results of Sempra Commodities, Sempra Energy’s earnings per share for the fourth quarter rose 34 percent to $1.18 per diluted share in 2010 from $0.88 per diluted share in 2009.

“Exiting the commodities-trading business marks a new chapter for our company,” said Donald E. Felsinger, chairman and chief executive officer of Sempra Energy.  “We have narrowed our strategic focus to concentrate on utilities and contracted energy infrastructure, reducing both our risk profile and earnings volatility, while leveraging our core strengths.  This business mix has allowed us to significantly increase dividends to our shareholders and reinvest capital for future growth.”

Earlier this week, Sempra Energy announced a 23-percent increase in the dividend on shares of the company’s common stock to $1.92 per share, on an annualized basis, from $1.56 per share.  Sempra Energy’s board of directors also established a targeted dividend payout ratio of 45 percent to 50 percent of earnings.

SUBSIDIARY OPERATING RESULTS

San Diego Gas & Electric

Earnings for San Diego Gas & Electric (SDG&E) rose to $369 million in 2010 from $344 million in 2009.   SDG&E’s fourth-quarter 2010 earnings were $105 million, up from $67 million in the fourth quarter 2009, due primarily to higher authorized margins, favorable resolution of a regulatory matter and the favorable impact of the resolution of prior years’ tax issues.

Southern California Gas Co.

Southern California Gas Co. (SoCalGas) earned $286 million in 2010, up from $273 million in 2009.  In the fourth quarter 2010, SoCalGas earned $74 million, compared with $75 million in the prior year’s fourth quarter.

Sempra Generation

Sempra Generation’s 2010 earnings were $103 million, compared with $169 million in 2009.  Sempra Generation’s fourth-quarter earnings were $43 million in 2010, compared with $45 million in 2009.  Results in 2010 included $87 million in after-tax charges related to a litigation settlement.

In December, Sempra Generation completed the sale of its 50-percent interest in the Elk Hills Power generation facility to Occidental Petroleum Corporation, Inc., for $175 million.  The seven-year-old natural gas-fueled power plant, located near Bakersfield, Calif., was jointly owned by Sempra Generation and Occidental.

Also in December, Sempra Generation completed construction on its Copper Mountain Solar plant outside Las Vegas.  The power from the 48-megawatt facility – currently the largest photovoltaic solar power plant in the U.S. – is being sold to Pacific Gas & Electric under a 20-year contract.

Sempra Pipelines & Storage

Sempra Pipelines & Storage’s earnings increased to $159 million in 2010 from $101 million in 2009.  Fourth-quarter earnings for Sempra Pipelines & Storage were $39 million in 2010, compared with $37 million in 2009.

Last month, Sempra Pipelines & Storage announced an agreement to acquire AEI’s stake in two South American electric utilities for approximately $875 million.  Currently, Sempra Pipelines & Storage and AEI jointly own Chilquinta Energía S.A. in Chile and Luz del Sur in Peru, with the remaining shares of Luz del Sur held by institutional investors and the general public.  Upon completion of the transaction, Sempra Pipelines & Storage will own 100 percent of Chilquinta Energía and approximately 76 percent of Luz del Sur.  Scheduled to close in the second quarter 2011, the acquisition is expected to contribute additional earnings per share for Sempra Energy of approximately $0.15 in 2011 and $0.22 in 2012.  Completion of the transaction is subject to obtaining regulatory approvals and the resolution of certain tax matters.

Sempra LNG

In 2010, Sempra LNG had earnings of $68 million, up from $16 million in 2009.  In the fourth quarter 2010, Sempra LNG had earnings of $18 million, compared with $35 million in the fourth quarter 2009, due primarily to reduced payments by customers for contracted cargoes that were not delivered.

Sempra Commodities

Sempra Commodities recorded a loss of $7 million, or $0.03 per diluted share, in the fourth quarter 2010, compared with earnings of $69 million, or $0.28 per diluted share in the fourth quarter 2009.

In December, Sempra Energy and The Royal Bank of Scotland completed the sale of the last of the principal assets of their RBS Sempra Commodities joint venture to a unit of JP Morgan Chase & Co.  These assets included wholesale natural gas and power trading agreements, as well as over-the-counter and exchange-traded transactions, with counterparties across North America.

2011 Outlook

Sempra Energy today reaffirmed its 2011 earnings-per-share outlook range of $4.00 to $4.30.

Internet Broadcast

Sempra Energy will broadcast a live discussion of its earnings results over the Internet today at 1 p.m. EST with senior management of the company.  Access is available by logging onto the Web site at www.sempra.com.  For those unable to log onto the live webcast, the teleconference will be available on replay a few hours after its conclusion by dialing (888) 203-1112 and entering passcode 3365622.

Sempra Energy, based in San Diego, is a Fortune 500 energy services holding company with 2010 revenues of $9 billion.  The Sempra Energy companies’ 13,500 employees serve about 25 million consumers worldwide.

###

This press release contains statements that are not historical fact and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements can be identified by words like “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “may,””will,” “would,” ”could,” “should,” “potential,” “target,” “depends,” or similar expressions, or discussions of strategies, plans or intentions.  Forward-looking statements are not guarantees of performance.  They involve risks, uncertainties and assumptions.  Future results may differ materially from those expressed in the forward-looking statements.  Forward-looking statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others: local, regional, national and international economic, competitive, political, legislative and regulatory conditions and developments; actions by the California Public Utilities Commission, California State Legislature, California Department of Water Resources, Federal Energy Regulatory Commission, Federal Reserve Board,  and other regulatory and governmental bodies in the United States and other countries where the company does business; capital market conditions and inflation, interest and exchange rates; energy markets, including the timing and extent of changes and volatility in commodity prices; the availability of electric power, natural gas and liquefied natural gas; weather conditions and conservation efforts; war and terrorist attacks; business, regulatory, environmental and legal decisions and requirements; the status of deregulation of retail natural gas and electricity delivery; the timing and success of business development efforts; the resolution of litigation; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of the company.  These risks and uncertainties are further discussed in the reports that Sempra Energy has filed with the Securities and Exchange Commission.  These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov, and on the company’s website at www.sempra.com.

Sempra Pipelines & Storage, Sempra Generation, Sempra LNG and Sempra Energy Trading LLC are not the same companies as the utility, San Diego Gas & Electric (SDG&E) or Southern California Gas Company (SoCalGas), and Sempra Pipelines & Storage, Sempra Generation, Sempra LNG and Sempra Energy Trading LLC are not regulated by the California Public Utilities Commission.

SEMPRA ENERGY
Table A

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended		Years ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2010	2009	2010	2009
	(unaudited)
REVENUES
Sempra Utilities	$ 1,820	$ 1,838	$ 6,819	$ 6,220
Sempra Global and parent	525	618	2,184	1,886
Total revenues	2,345	2,456	9,003	8,106
EXPENSES AND OTHER INCOME
Sempra Utilities:
Cost of natural gas	(498)	(533)	(1,900)	(1,530)
Cost of electric fuel and purchased power	(157)	(164)	(637)	(672)
Sempra Global and parent:
Cost of natural gas, electric fuel and purchased power	(268)	(301)	(1,155)	(976)
Other cost of sales	(23)	(28)	(91)	(80)
Litigation expense	15	(4)	(169)	(4)
Other operation and maintenance	(717)	(794)	(2,499)	(2,467)
Depreciation and amortization	(224)	(207)	(867)	(775)
Franchise fees and other taxes	(84)	(68)	(327)	(296)
Write-off of long-lived assets	-	-	-	(132)
Equity earnings (losses):
RBS Sempra Commodities LLP	(24)	79	(314)	463
Other	(2)	9	22	36
Other income, net	58	52	140	149
Interest income	3	5	16	21
Interest expense	(113)	(110)	(436)	(367)
Income before income taxes and equity earnings of certain unconsolidated subsidiaries	311	392	786	1,476
Income tax expense	(17)	(95)	(102)	(422)
Equity earnings, net of income tax	7	9	49	68
Net income	301	306	733	1,122
(Earnings) losses attributable to noncontrolling interests	(18)	(15)	16	7
Preferred dividends of subsidiaries	(3)	(3)	(10)	(10)
Earnings	$ 280	$ 288	$ 739	$ 1,119

Basic earnings per common share	$ 1.17	$ 1.18	$ 3.02	$ 4.60
Weighted-average number of shares outstanding, basic (thousands)	239,465	244,923	244,736	243,339

Diluted earnings per common share	$ 1.15	$ 1.16	$ 2.98	$ 4.52
Weighted-average number of shares outstanding, diluted (thousands)	242,519	248,749	247,942	247,384
Dividends declared per share of common stock	$ 0.39	$ 0.39	$ 1.56	$ 1.56

SEMPRA ENERGY
Table B

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(Dollars in millions)	2010	2009

Assets
Current assets:
Cash and cash equivalents	$ 912	$ 110
Restricted cash	131	35
Accounts receivable	1,032	1,130
Due from unconsolidated affiliates	34	41
Income taxes receivable	248	221
Deferred income taxes	75	10
Inventories	258	197
Regulatory assets	90	54
Fixed-price contracts and other derivatives	81	77
Insurance receivable related to wildfire litigation	-	273
Settlement receivable related to wildfire litigation	300	-
Other	192	147
Total current assets	3,353	2,295

Investments and other assets:
Restricted cash	27	-
Regulatory assets arising from pension and other postretirement benefit obligations	869	959
Regulatory assets arising from wildfire litigation costs	364	-
Other regulatory assets	934	844
Nuclear decommissioning trusts	769	678
Investment in RBS Sempra Commodities LLP	787	2,172
Other investments	2,164	2,151
Goodwill and other intangible assets	540	524
Sundry	600	608
Total investments and other assets	7,054	7,936
Property, plant and equipment, net	19,876	18,281
Total assets	$ 30,283	$ 28,512

Liabilities and Equity
Current liabilities:
Short-term debt	$ 158	$ 618
Accounts payable	864	693
Due to unconsolidated affiliates	36	29
Dividends and interest payable	188	190
Accrued compensation and benefits	311	264
Regulatory balancing accounts, net	241	382
Current portion of long-term debt	349	573
Fixed-price contracts and other derivatives	106	95
Customer deposits	129	145
Reserve for wildfire litigation	639	270
Other	765	629
Total current liabilities	3,786	3,888
Long-term debt	8,980	7,460

Deferred credits and other liabilities:
Due to unconsolidated affiliate	-	2
Customer advances for construction	154	146
Pension and other postretirement benefit obligations, net of plan assets	1,105	1,252
Deferred income taxes	1,561	1,318
Deferred investment tax credits	50	54
Regulatory liabilities arising from removal obligations	2,630	2,557
Asset retirement obligations	1,449	1,277
Other regulatory liabilities	138	181
Fixed-price contracts and other derivatives	290	312
Deferred credits and other	823	735
Total deferred credits and other liabilities	8,200	7,834
Contingently redeemable preferred stock of subsidiary	79	79
Equity:
Total Sempra Energy shareholders' equity	9,027	9,007
Preferred stock of subsidiaries	100	100
Other noncontrolling interests	111	144
Total equity	9,238	9,251
Total liabilities and equity	$ 30,283	$ 28,512

SEMPRA ENERGY
Table C

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS

	Years ended December 31,
(Dollars in millions)	2010	2009

Cash Flows from Operating Activities:
Net income	$ 733	$ 1,122
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	867	775
Gains on sale of assets	-	(3)
Deferred income taxes and investment tax credits	48	295
Equity losses (earnings)	243	(567)
Write-off of long-lived assets	-	132
Fixed-price contracts and other derivatives	13	(30)
Other	(55)	(45)
Net change in other working capital components	58	(256)
Distributions from RBS Sempra Commodities LLP	198	407
Changes in other assets	54	139
Changes in other liabilities	(5)	(94)
Net cash provided by operating activities	2,154	1,875

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(2,062)	(1,912)
Proceeds from sale of assets	303	179
Expenditures for investments and acquisition of businesses, net of cash acquired	(611)	(939)
Distributions from RBS Sempra Commodities LLP	849	-
Distributions from other investments	371	23
Purchases of nuclear decommissioning and other trust assets	(371)	(267)
Proceeds from sales by nuclear decommissioning and other trusts	372	230
Decrease in restricted cash	195	37
Increase in restricted cash	(318)	(45)
Decrease in notes receivable from unconsolidated affiliate	-	100
Purchase of bonds issued by unconsolidated affiliate	-	(50)
Other	(11)	(28)
Net cash used in investing activities	(1,283)	(2,672)

Cash Flows from Financing Activities:
Common dividends paid	(364)	(341)
Preferred dividends paid by subsidiaries	(10)	(10)
Issuances of common stock	40	73
Repurchases of common stock	(502)	(22)
Issuances of debt (maturities greater than 90 days)	1,125	2,151
Payments on debt (maturities greater than 90 days)	(905)	(435)
Increase (decrease) in short-term debt, net	568	(659)
Payments on notes payable to unconsolidated affiliate	-	(100)
Purchase of noncontrolling interest	-	(94)
Other	(21)	13
Net cash (used in) provided by financing activities	(69)	576

Increase (decrease) in cash and cash equivalents	802	(221)
Cash and cash equivalents, January 1	110	331
Cash and cash equivalents, December 31	$ 912	$ 110

SEMPRA ENERGY
Table D

BUSINESS UNIT EARNINGS AND CAPITAL EXPENDITURES & INVESTMENTS

	Three months ended		Years ended
	December 31,		December 31,
(Dollars in millions)	2010	2009	2010	2009
	(unaudited)
Earnings (Losses)
San Diego Gas & Electric	$ 105	$ 67	$ 369	$ 344
Southern California Gas	74	75	286	273
Sempra Generation	43	45	103	169
Sempra Pipelines & Storage	39	37	159	101
Sempra LNG	18	35	68	16
Parent & Other	8	(40)	(91)	(122)
Earnings before Sempra Commodities	287	219	894	781
Sempra Commodities	(7)	69	(155)	338
Earnings	$ 280	$ 288	$ 739	$ 1,119

	Three months ended		Years ended
	December 31,		December 31,
(Dollars in millions)	2010	2009	2010	2009
	(unaudited)
Capital Expenditures and Investments
San Diego Gas & Electric	$ 388	$ 322	$ 1,210	$ 1,107
Southern California Gas	166	144	503	480
Sempra Generation	314	69	346	276
Sempra Pipelines & Storage	55	227	590	950
Sempra LNG	9	5	18	235
Parent & Other	2	1	6	5
Eliminations(1)	-	-	-	(152)
Consolidated Capital Expenditures and Investments	$ 934	$ 768	$ 2,673	$ 2,901

(1)	In the second quarter of 2009, SDG&E purchased $152 of industrial development bonds from Parent and Other.

SEMPRA ENERGY
Table E

OTHER OPERATING STATISTICS (Unaudited)

	Three months ended		Years ended
	December 31,		December 31,
SEMPRA UTILITIES	2010	2009	2010	2009
Revenues (Dollars in millions)
SDG&E (excludes intercompany sales)	$ 802	$ 778	$ 3,041	$ 2,908
SoCalGas (excludes intercompany sales)	$ 1,018	$ 1,060	$ 3,778	$ 3,312

Gas Sales (bcf)	111	108	392	380
Transportation (bcf)	143	133	517	554
Total Deliveries (bcf)	254	241	909	934
Total Gas Customers (Thousands)			6,635	6,607

Electric Sales (Millions of kWhs)	4,169	4,214	16,266	16,982
Direct Access (Millions of kWhs)	837	829	3,202	3,119
Total Deliveries (Millions of kWhs)	5,006	5,043	19,468	20,101
Total Electric Customers (Thousands)			1,386	1,379

SEMPRA GENERATION
Power Sold (Millions of kWhs)	5,614	5,742	20,886	22,268

SEMPRA PIPELINES & STORAGE

(Represents 100% of the distribution operations of these subsidiaries, although subsidiaries in Argentina, Chile and Peru are not 100% owned by Sempra Energy. These subsidiaries are not consolidated within Sempra Energy and the related investments are accounted for under the equity method.)

Natural Gas Sales (bcf)
Argentina	80	81	331	330
Mexico	5	5	21	19
Mobile Gas	10	8	37	32
Natural Gas Customers (Thousands)
Argentina			1,756	1,710
Mexico			89	91
Mobile Gas			91	92
Electric Sales (Millions of kWhs)
Peru	1,513	1,409	5,958	5,560
Chile	613	565	2,349	2,402
Electric Customers (Thousands)
Peru			890	863
Chile			593	576

Reconciliation of Sempra Energy Earnings To
Sempra Energy Earnings Excluding Sempra Commodities
Table G (Unaudited)

Sempra Energy Earnings excluding Sempra Commodities and Earnings Per Share excluding Sempra Commodities are non-GAAP financial measures (GAAP represents accounting principles generally accepted in the United States). In 2009 and 2010, our Sempra Commodities segment has been comprised solely of earnings and activity related to Sempra Energy’s equity method investment in RBS Sempra Commodities, a commodities trading joint venture with The Royal Bank of Scotland (RBS). In four separate transactions in 2010 and early 2011, Sempra Energy and RBS divested substantially all of the businesses and assets within the joint venture. Because of the impacts of these divestitures on 2010 and future periods, management believes that these non-GAAP financial measures provide a more meaningful comparison of 2010 to 2009 results of operations for Sempra Energy's ongoing business units, as well as for future comparisons in subsequent periods. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. The table below reconciles these non-GAAP financial measures to Sempra Energy Earnings and Diluted Earnings Per Common Share, which we consider to be the most directly comparable financial measures calculated in accordance with GAAP.

	Three months ended		Years ended
	December 31,		December 31,
(Dollars in millions, except per share amounts)	2010	2009	2010	2009

Sempra Energy Earnings (GAAP)	$ 280	$ 288	$ 739	$ 1,119
Less Sempra Commodities amounts included in:
Litigation expense (adjustment)	11	-	(9)	-
Other operation and maintenance	(8)	(7)	(23)	(13)
Equity earnings (losses) in RBS Sempra Commodities LLP	(24)	79	(314)	463
Other income (expense), net	1	(1)	1	(2)
Interest income	(2)	-	4	-
Interest expense	(2)	-	(5)	(7)
Income tax benefit (expense)	17	(2)	191	(103)
Sempra Commodities earnings (losses)	(7)	69	(155)	338
Sempra Energy Earnings Excluding Sempra Commodities	$ 287	$ 219	$ 894	$ 781

Diluted earnings per common share:
Sempra Energy Earnings (GAAP)	$ 1.15	$ 1.16	$ 2.98	$ 4.52
Sempra Energy Earnings Excluding Sempra Commodities	$ 1.18	$ 0.88	$ 3.61	$ 3.16
Weighted-average number of shares outstanding, diluted (thousands)	242,519	248,749	247,942	247,384